UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

WOLVERINE RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53767	98-0569013
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#55, 11020 Williams Road
 Richmond, British Columbia, Canada V7A 1X8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (778) 297-4409

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On May 23, 2023 Wolverine appointed Mr. Don Bowins as a director of Wolverine. Mr. Dyer has also been appointed as a member of the audit committee of Wolverine. The audit committee will now consist of Slade Dyer, Don Bowins and Richard Haderer with Slade Dyer acting as the Chair of the audit committee.

Don Bowins is Civil Engineer (P. Eng.)  registered in BC and has run his own private engineering practice under D. K Bowins & Assoc. Inc. since 1994. Prior to that he worked as an engineer in the public sector from 1975 to 1994.

In the public sector his work was centered on design, construction and governance, in both Alberta and British Columbia, with his last job being the Director of Engineering and Public Works for the then District of Abbotsford in B.C.

In his private practice his firm does:

1) Project Management, Land Development and Civil Engineering for the design of all services related to the development of land.

2) Acts as Agent on numerous files for rezoning and subdivision development applications.

Mr. Bowins has also been qualified as an Expert Witness on several cases in front of the Courts. Don's engineering expertise and background, in both the public and private sectors, will be a most welcome addition to Wolverine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE RESOURCES CORP.

/s/Richard Haderer
Richard Haderer
CFO and Director
Date May 24, 2023